Exhibit 99.1

                                [HAWTHORNE LOGO]


                         HAWTHORNE FINANCIAL CORPORATION

                                  PRESS RELEASE


FEBRUARY 9, 1999
IMMEDIATE RELEASE

Contact:  Mr. Scott Braly, President and Chief Executive Officer   (310)725-5600

        HAWTHORNE FINANCIAL REPORTS RESULTS FOR 1998

        (NASDAQ:HTHR) (El Segundo, CA) Hawthorne Financial Corporation (the "Company"), parent company of Hawthorne Savings, F.S.B. (the "Bank"), today announced the following results for 1998.

        1998 HIGHLIGHTS

             o Net earnings for 1998 were $11.0 million, or $1.65 per diluted share. Net earnings for 1997 were $9.6 million, or $1.00 per diluted share.

             o The 1998 results included an income tax provision of $4.7 million; by comparison, the 1997 full-year results included an income tax benefit of $2.6 million.

             o Diluted earnings per share for 1998 were calculated using 6.7 million weighted average common shares (which reflects the issuance of approximately 2.0 million common shares in July
                1998); by comparison, diluted earnings per share for 1997 were calculated using 5.2 million weighted average common shares.

             o Net earnings for the 4th Quarter of 1998 were $2.6 million, or $0.34 per diluted share; by comparison, net earnings for the 4th Quarter of 1997 were $1.6 million, or a loss per diluted share of ($0.16). The loss per share resulted from the treatment afforded the effective premium paid the holders of the Company's Preferred Stock when such Preferred Stock was redeemed in December 1997.

             o The Bank's effective interest margin (before interest on parent company debt and recurring loan loss provisions) was 4.52% during 1998; by comparison, the Bank's effective interest margin was 4.26% for 1997. During the 4th Quarter of 1998, the Bank's effective interest margin was 4.34%.

             o Nonperforming assets declined to 1.3% of total assets at December 31, 1998, from 2.2% of total assets at December 31, 1997.

             o  Total assets were $1.4 billion at December 31, 1998.


CORE OPERATING RESULTS

Because of the significant changes to the Company's capital structure and taxable status since 1995, management believes that pretax core earnings ("Bank Core Earnings") are the most useful measure of the Company's underlying operating and earnings performance. Bank Core Earnings are earnings before interest on parent company debt, income taxes, real estate operations and non-operating items.

For all of 1998, Bank Core Earnings were $18.8 million, 85% greater than the $10.2 million of Bank Core Earnings produced for all of 1997. For the 4th Quarter of 1998, Bank Core Earnings were $5.0 million, as compared with Bank Core Earnings of $2.8 million generated during the 4th Quarter of 1997. The substantial growth in Bank Core Earnings results from the steady growth in earning assets and a gradual widening of the Bank's effective interest margin.

The growth in earning assets results directly from the continuing successful development of the Company's real estate-secured financing businesses. During 1998, the Company generated net new loan commitments of $964 million which, net of repayments and undisbursed loan funds, produced net loan growth of $490 million for the year. By comparison, the Company recorded net new loan commitments of $495 million for all of 1997 which, net of repayments and undisbursed loan funds, produced net loan growth during 1997 of $166 million. During the 4th Quarter of 1998, the Company recorded net new loan commitments of $251 million, which translated into net loan growth of $137 million for the quarter.

The growth realized during 1998 in the Bank's loan portfolio was accompanied by a slight growth in its effective interest margin. For all of 1998, the Bank's effective interest margin (before loan loss provisions and interest on parent company debt) increased to 4.52%, from 4.26% during 1997. During the 4th Quarter of 1998, the Bank's effective interest margin was 4.34%.

Nonperforming assets ("NPAs"), which consist of the carrying value of properties acquired through foreclosure and loan principal delinquent three or more payments, stood at $17.9 million at December 31, 1998 (or 1.3% of total assets), a slight increase from their level of $16.6 million at September 30, 1998 (or 1.2% if total assets), and down slightly from their level of $20.7 million at December 31, 1997 (or 2.2% of total assets).

As previously reported, in mid-1997 the Company commenced a series of initiatives intended to enhance its management depth, to convert its technology platform from an outsourced, host-based system to an in-house, client server-based system, and to design and to implement a plan to ensure Year 2000 compliance. These and related initiatives were expected to increase the Company's consolidated general and administrative costs during 1998 by about 15% as compared with 1997. For all of 1998, general and administrative costs were $28.8 million, an increase of 31% over general and administrative costs of $22.0 million incurred during all of 1997. This greater-than-expected growth in general and administrative costs reflects (1) a 38% growth in the total number of employees (measured year-over-year), which was occasioned by the Company's greater-than-expected success in developing its financing businesses and increasing its retail deposit share of market, (2) incentive compensation earned by employees for the greater-than-expected results produced, and (3) modestly higher technology-related systems conversion costs than originally anticipated.


INCOME TAXES

For all of 1998, the Company's effective tax rate was 29.7%. During 1997, the Company recorded an income tax benefit of $2.6 million. During the past several years, the Company has benefited from utilization of income tax benefits, principally tax loss carryforwards, accumulated during the early 1990's. These accumulated benefits were fully utilized during 1998.

CAPITALIZATION

The Company's capital structure has changed significantly during the past three years. The Company's issues of Preferred Stock ($13.5 million face amount; dividend rate of 18.00%) and Senior Notes ($13.5 million face amount; 12.00% coupon interest rate), issued in December 1995 in connection with the recapitalization of the Company and the Bank, were repaid in full in December 1997 with the proceeds from a single, $40.0 million issue of Senior Notes, due 2004, which carry a coupon interest rate of 12.50% and an effective cost of approximately 13.40% (after including the effect of issue cost amortization). Through December 31, 1998, the Company had contributed all of the proceeds from its current Senior Notes issue to the Bank, which has permitted the Bank to support its recent asset growth while maintaining core and risk-based capital ratios well above the regulatory ratios which define a well-capitalized institution.

During 1996 and 1997, the Company reported interest costs of $1.9 million and $2.0 million, respectively, on its 1995 issue of Senior Notes. During this same period, net earnings available to common shareholders were reduced by dividends on the Company's 1995 issue of Preferred Stock of $2.4 million (1996) and $2.5 million (1997), and by the premium paid ($1.9 million) upon the redemption of the Company's Preferred Stock in December 1997. During 1998, the Company incurred interest costs of $5.0 million in connection with its 1997 issue of Senior Notes.

In July 1998, the Company completed an offering of approximately 2.0 million of its common shares, realizing net proceeds (after offering costs) of approximately $27.5 million. Through December 31, 1998, the Company had contributed $15.0 million of these net proceeds to the Bank and had made its December 1998 semi-annual interest payment of approximately $2.5 million on its Senior Notes. Accordingly, approximately $10.0 million of the offering proceeds remained with the Company at December 31, 1998. Management expects that all or a substantial portion of these remaining proceeds will be contributed to the Bank during the first six months of 1999.

At December 31, 1998, the Bank maintained core and risk-based capital ratios of 7.57% and 11.10%, respectively, which compared favorably to the well-capitalized regulatory ratios of 5.00% and 10.00%, respectively.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as referenced in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently unreliable and actual results may differ. Factors which could cause actual results to differ from these forward-looking statements include changes in the competitive marketplace, economic conditions in the industry and factors discussed in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(DOLLARS ARE IN THOUSANDS)

                                                              DECEMBER 31,    DECEMBER 31,
                                                                 1998            1997
                                                             -----------      -----------
                     ASSETS                                   (UNAUDITED)      (AUDITED)
Cash and cash equivalents                                    $    45,449      $    51,620
Investment securities                                                  0              578
Loans receivable (net of allowance for estimated
  credit losses of $17,111 in 1998 and $13,274 in 1997)        1,326,791          838,251
Real estate owned, net                                             4,070            9,859
Other assets                                                      36,124           27,889
                                                             -----------      -----------
  Total Assets                                               $ 1,412,434      $   928,197
                                                             ===========      ===========

       LIABILITIES & STOCKHOLDERS' EQUITY
Deposits                                                     $ 1,019,450      $   799,501
FHLB advances                                                    264,000           40,000
Senior notes                                                      40,000           40,000
Other liabilities                                                  7,560            6,377
                                                             -----------      -----------
  Total Liabilities                                            1,331,010          885,878
                                                             -----------      -----------

  Total Stockholders' Equity                                      81,424           42,319
                                                             -----------      -----------
  Total Liabilities and Stockholders' Equity                 $ 1,412,434      $   928,197
                                                             ===========      ===========

SUPPLEMENTAL INFORMATION - BANK CAPITAL                      DECEMBER 31,     DECEMBER 31,
                                                                 1998             1997
                                                             -----------      -----------

Core capital                                                 $   107,468      $    69,900
Ratio                                                               7.57%            7.55%


Risk-based capital                                           $   119,400      $    78,454
Ratio                                                              11.10%           11.48%

SUPPLEMENTAL INFORMATION - CLASSIFIED ASSETS
(DOLLARS ARE IN THOUSANDS)


ASSET QUALITY                                                DECEMBER 31,     DECEMBER 31,
                                                                  1998           1997
                                                             -----------      -----------
                                                             (UNAUDITED)       (AUDITED)
NONPERFORMING ASSETS
  Real estate owned, net                                     $     4,070      $     9,859
  Nonperforming loans, 90 days and greater
    delinquent                                                    13,832           10,793
                                                             -----------      -----------
TOTAL NONPERFORMING ASSETS                                        17,902           20,652

OTHER CLASSIFIED LOANS
  Other delinquent loans, 30 - 89 days                            37,307            4,435
  Performing loans classified loss
    doubtful or substandard                                       41,946           36,013
                                                             -----------      -----------
TOTAL CLASSIFIED ASSETS                                      $    97,155      $    61,100
                                                             ===========      ===========
TOTAL CLASSIFIED LOANS                                       $    93,085      $    51,241
                                                             ===========      ===========

Net loans receivable, exclusive of reserves
  on loans                                                   $ 1,343,902      $   851,525
                                                             ===========      ===========

RESERVES ON LOANS
  Specific                                                   $     5,184      $     3,878
  General                                                         11,927            9,396
                                                             -----------      -----------
Total                                                        $    17,111      $    13,274
                                                             ===========      ===========

SELECT ASSET QUALITY RATIOS AT PERIOD END
Total nonperforming assets to total assets                           1.3%             2.2%
Total reserves to net loans receivable
  (exclusive of allowance)                                           1.3%             1.6%
Total reserves to classified loans                                  18.4%            25.9%
Total reserves to nonperforming loans                              123.7%           123.0%
Total classified assets to Bank core capital and
  general loan loss reserves                                        81.4%            77.1%

CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(DOLLARS AND SHARES ARE IN THOUSANDS)


                                                                      THREE MONTHS ENDED
                                            -----------------------------------------------------------------------------
                                               DEC 31,       SEP 30,        JUN 30,      MAR 31,     DEC 31,     SEP 30,
                                                1998          1998           1998         1998        1997        1997
                                            -----------    -----------   -----------   ---------   ---------    ---------
CORE OPERATIONS
Net interest income                         $    14,376    $    13,552   $    11,850   $  10,340   $   9,421    $   8,596
Provision for credit losses                      (1,950)        (1,950)       (1,750)     (1,485)     (1,398)      (1,500)
                                            -----------    -----------   -----------   ---------   ---------    ---------
Net interest income after
  provision for credit losses                    12,426         11,602        10,100       8,855       8,023        7,096

Other operating revenues                          1,106          1,372         1,452         709         909        1,126
General and administrative costs                 (8,495)        (7,240)       (6,791)     (6,280)     (6,139)      (5,203)
                                            -----------    -----------   -----------   ---------   ---------    ---------

CORE EARNINGS                                     5,037          5,734         4,761       3,284       2,793        3,019
                                            -----------    -----------   -----------   ---------   ---------    ---------

OTHER ITEMS
Real estate operations, net                         (68)           616         1,031         333           2          490
Other, net                                          (10)           (10)                        4        (105)         219
Interest on senior notes                         (1,236)        (1,250)       (1,250)     (1,264)       (511)        (489)
                                            -----------    -----------   -----------   ---------   ---------    ---------
                                                 (1,314)          (644)         (219)       (927)       (614)         220
                                            -----------    -----------   -----------   ---------   ---------    ---------

PRETAX EARNINGS                                   3,723          5,090         4,542       2,357       2,179        3,239
Income tax (provision)
  benefit                                        (1,148)        (1,632)       (1,370)       (524)        975          (25)
Extraordinary item                                                                                    (1,534)

                                            -----------    -----------   -----------   ---------   ---------    ---------
NET EARNINGS                                      2,575          3,458         3,172       1,833       1,620        3,214

Preferred Stock Dividends                                                                               (626)         608
Premium on redemption of
  Preferred Stock                                                                                     (1,908)
                                            -----------    -----------   -----------   ---------   ---------    ---------

NET EARNINGS (LOSS) AVAILABLE
  FOR COMMON STOCK                          $     2,575    $     3,458   $     3,172   $   1,833   $    (914)   $   2,606
                                            ===========    ===========   ===========   =========   =========    =========

AVERAGE INTEREST-
  EARNING ASSETS                            $ 1,382,469    $ 1,254,456   $ 1,071,300   $ 953,391   $ 876,500    $ 852,184
                                            ===========    ===========   ===========   =========   =========    =========

Basic earnings, (loss) per share            $      0.50    $      0.67   $      1.00   $    0.58   $   (0.30)   $    0.85
Diluted earnings, (loss) per share          $      0.34    $      0.45   $      0.56   $    0.32   $   (0.16)   $    0.47
YTD Diluted earnings per share*             $      1.65    $      1.33   $      0.88   $    0.32   $    1.00    $    1.21
Weighted average basic
  shares outstanding                              5,190          5,189         3,168       3,157       3,090        3,058
Weighted average diluted
  shares outstanding                              7,650          7,708         5,663       5,681       5,622        5,507

*Difference in the 4th Quarter cumulative number due to rounding.